Exhibit 10.4

AMENDMENT NO. 2 TO THE 2010 RESTRICTED STOCK
IMPLEMENTATION FOR NON-EMPLOYEE DIRECTORS

This Amendment No. 2 to the 2010 Restricted Stock Implementation For Non-Employee Directors (this “Amendment”) is entered into effective August 4, 2015 by the Compensation Committee (the “Committee”) of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”).
RECITALS:
WHEREAS, on May 4, 2010, the Board of Directors adopted the 2010 Restricted Stock Implementation for Non-Employee Directors, as amended on December 11, 2013 (the “Directors Plan”), which provides for the issuance of shares of restricted stock to directors of the Company under the 2007 Employees Stock Incentive Plan, which was approved by the shareholders of the Company on May 15, 2007 and amended by the Company on December 21, 2007 (the “2007 Plan”);
WHEREAS, on May 12, 2015, the Company’s shareholders approved the Healthcare Realty Trust Incorporated 2015 Stock Incentive Plan (the “2015 Plan”);
WHEREAS, the 2015 Plan supersedes the 2007 Plan by its terms with respect to grants of awards that occur after May 12, 2015; and
WHEREAS, the Committee desires to continue the Directors Plan under the 2015 Plan.
AMENDMENT:

1.	Defined Terms. Capitalized terms used herein but not defined shall have the meanings attributed to such terms in the 2007 Plan, the 2015 Plan, and/or the Directors Plan, as applicable.

2.
Amendment. With respect to any grants of awards under the Directors Plan that occur after May 12, 2015, all references in the Directors Plan to the 2007 Plan are hereby deleted and the 2015 Plan is inserted in the stead thereof. For any awards under the Stock Programs that were granted on May 12, 2015 or earlier, the terms of the 2007 Plan shall continue to control.

3.
Miscellaneous. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the Company’s right to discharge or otherwise deal with Participants without regard to the existence of this Amendment. In the event that it shall become impossible for the Company to perform any act required by the Amendment due to regulatory or other constraints, the Company may perform such alternative acts as most nearly carries out the intent and purpose of this Amendment and is in the best interests of the Company, provided that such alternative acts do not violate Code Section 409A. This Amendment shall be interpreted and administered consistent with Code Section 409A.

4.	Reaffirmation. All other terms and conditions of the Directors Plan are herein reaffirmed in their entirety.

5.	Term. The Directors Plan, as amended hereby, shall continue in effect as long as the 2015 Plan is in effect or until terminated by the Committee.

IN WITNESS WHEREOF, Healthcare Realty Trust Incorporated has caused this Amendment to be executed this 4th day of August, 2015.

Exhibit 10.4

HEALTHCARE REALTY TRUST INCORPORATED

___/s/ Andrew E. Loope______________
Andrew E. Loope
Senior Vice President and Corporate Counsel